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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


School Specialty, Inc.
Appleton, Wisconsin


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 8, 1996, relating to the financial statements of The Re-Print Corporation appearing in the Company Annual Report on Form 10-K for the year ended April 25, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                              By: /s/ BDO Seidman, LLP
                                 -------------------------------
                                 BDO Seidman, LLP


Atlanta, Georgia
September 21, 1998